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                                                                   EXHIBIT 10.98

                              COMPUWARE CORPORATION
                          2005 NON-EMPLOYEE DIRECTORS'
                           DEFERRED COMPENSATION PLAN

1.   PURPOSES OF THE PLAN:

     The purposes of the Compuware Corporation Non-Employee Directors' Deferred Compensation Plan (the "Plan") are (a) to provide Directors of the Company with an increased incentive to make significant and extraordinary contributions to the long-term performance and growth of the Company, (b) to join the interests of directors with the interests of the shareholders of the Company, and (c) to facilitate attracting and retaining directors of exceptional ability.

2.   DEFINITIONS:

     The following terms shall have the meaning set forth in this Section 2 unless a different meaning is plainly required by the context.

     2.1 "Account" means the deferred compensation account established on behalf of the Participant by the Company and may contain a bookkeeping Cash Subaccount and Deferred Compensation Stock Unit Subaccount for Compensation deferrals.

     2.2 "Account Balance" means the aggregate amount of cash and Deferred Compensation Stock Units reflected in the Participant's Account.

     2.3 "Beneficiary" means the person that the Participant designates in writing, on a form prescribed by the Company, to receive payments under the Plan after the Participant's death. If there is no such designation or if the designated Beneficiary predeceases the Participant, the Beneficiary shall be his spouse, if any, and if none, his estate.

     2.4 "Change in Control" means a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, as further defined in Section 3.6(d). It is intended that a Change in Control qualify as a permissible distribution event for purposes of Code Section 409A, and the Plan shall be interpreted to effectuate this intent.

     2.5  "Code" means the Internal Revenue Code of 1986, as amended.

     2.6 "Committee" means the Compensation Committee of the Board of Directors or any other committee meeting the standards of Rule 16b-3 under the Exchange Act, or any similar successor rule, appointed or designated by the Board of Directors to perform any of the functions and duties of the Committee under this Plan, or, if so designated by the Board of Directors, the Board of Directors as a whole.

     2.7 "Company" means Compuware Corporation, a Michigan corporation, or any successor of Compuware Corporation.

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     2.8  "Deferred Compensation Stock Unit" means the right to receive the Fair
          Market Value of a share of the Company's common stock in cash from the Company. Such right shall be subject to the terms and conditions of this Plan and the Deferred Compensation Agreement between the Participant and the Company.

     2.9 "Compensation" means a Participant's fees, payable in cash, for services rendered by a Participant as a Director of the Company during a calendar year. Compensation shall not include any amounts paid by the Company to a Participant that are not strictly in consideration for personal services, such as expense reimbursements.

     2.10 "Deferred Compensation Agreement" means a written agreement between a Participant and the Company in substantially the form set forth in Appendix A, whereby a Participant agrees to defer a portion of his or her Compensation and the Company agrees to make benefit payments in accordance with the provisions of the Plan.

     2.11 "Director" means an individual who is not an employee of Compuware Corporation and who is a member of the Board of Directors of Compuware Corporation.

     2.12 "Disability" means that the Participant, while serving as a Director of the Company is, (a) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental condition expected to result in death or last for a continuous period of not less than 12 months or (b) by reason of any medically determinable physical or mental impairment that can be expected to result in death or last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan maintained by the Company and covering the Participant. It is intended that a Disability qualify as a permissible distribution event for purposes of Code
          Section 409A, and the Plan shall be interpreted to effectuate this intent.

     2.13 "Distribution Election Agreement" means a written agreement between a Participant and the Company in substantially the form set forth in Appendix B.

     2.14 "Earnings Rate" means the interest rate on cash deferrals, which shall be the U.S. federal funds rate compounded annually.

     2.15 "Fair Market Value" means the average of the high and low sale prices per share of the Company's common stock on the NASDAQ Stock Market ("NASDAQ") for the most recent day prior to such date on which the Company's common stock was traded on the NASDAQ. If the Company's common stock is not listed for trading on the NASDAQ, (1) the last reported sale price per share on the securities exchange (or, if there is more than one, the principal such exchange) on which the Company's common stock is then traded; (2) if the Company's common stock is not listed for trading on any securities exchange or the NASDAQ but bid and ask information is reported by NASDAQ or another generally accepted reporting service, the average of


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          the high bid and low asked prices per share of the Company's common stock, as so reported by or, if not reported by NASDAQ, another generally accepted reporting service; (3) if none of the foregoing is applicable, the fair market value of a share of Company common stock as of the relevant date, as determined by the Committee.

     2.16 "Participant" means any member of the Board of Directors who is not an employee of the Company and who has entered into a written Deferred Compensation Agreement with the Company in accordance with the provisions of the Plan.

     2.17 "Unforeseeable Emergency" means that the Participant experiences a severe financial hardship resulting from one of the following: (a) an illness or accident of the Participant, his spouse or dependent (as defined in Code section 152(a)); (b) loss of the Participant's property due to casualty; or (c) other similar extraordinary and unforeseeable circumstances arising from events beyond the Participant's control. It is intended that an Unforeseeable Emergency qualify as a permissible distribution event for purposes of Code
          Section 409A, and the Plan shall be interpreted to effectuate this intent.

3.   PARTICIPANT DEFERRAL AND DISTRIBUTION ELECTIONS:

     3.1 Execution of Agreement: A Director who wishes to participate in the Plan must execute a Deferred Compensation Agreement either (a) for newly eligible Participants, within 30 days after first becoming eligible to participate in the Plan (to defer Compensation for the remainder of that calendar year and subsequent years), or (b) prior to January 1 of the first calendar year for which the Deferred Compensation Agreement is to be effective.

     3.2 Deferral Election: Each Director shall have the opportunity to elect the amount of his or her Compensation, to be earned in calendar years subsequent to the date of election, which shall be deferred in accordance with this Plan. The Compensation otherwise earned by a Participant during each calendar year beginning after the date of the deferral election shall be reduced by the amount elected to be deferred. The amount of Compensation to be deferred and the allocation between cash and Deferred Compensation Stock Units shall be specified in the Deferred Compensation Agreement. Elections to defer Compensation, and to allocate it to cash or Deferred Compensation Stock Units, are irrevocable, except as otherwise provided in this Plan. The number of Deferred Compensation Stock Units, if any, shall be calculated by dividing (a) the amount the Participant elects to allocate to Deferred Compensation Stock Units by (b) the Fair Market Value of a share of Company Common Stock on the date the Compensation otherwise would have been paid. Any fractional units shall be deemed allocated to cash.

     3.3 Change of Deferral Election: An election to defer Compensation shall remain in effect for future calendar years unless changed in accordance with this Section. A Participant who wishes to change an election to defer Compensation may do so at any


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          time by notifying the Committee in writing prior to January 1 of the year for which the change in election is to be effective.

     3.4 Crediting of Deferred Compensation: Amounts attributable to the elective deferrals pursuant to this Section 3 shall be credited to the Participant's Account as soon as practicable after the time such amounts, absent deferral, would have been paid to Participant.

     3.5 Earnings Credit: Interest at the Earnings Rate on cash in the Account shall be credited monthly to the Participant's Account. Earnings shall continue to be credited to the Participant's Account until the entire balance of the Account is distributed to the Participant or his or her Beneficiary.

     3.6  Distributions Form and Timing:

          Distributions under the Plan shall be paid in cash. For purposes of valuing Deferred Compensation Stock Units under the Plan, each such unit in a Participant's Account shall be equal to the Fair Market Value of one share of the Company's Common Stock at the time of distribution.

               (a) Payment shall commence as soon as practicable following the earliest of (i) the date specified in the Participant's Distribution Election Agreement; (ii) the Participant's death;
               (iii) the Participant's Disability; (iv) a Change in Control; or
               (v) the Participant's separation from service with the Company. The foregoing election as to the time of distribution shall be made at the same time as the Participant's deferral election as set forth in the Deferred Compensation Agreement and may be made separately with respect to deferrals for each year. If the Participant elects to receive distribution of his or her Account in annual installments, the amount of each annual installment shall be calculated by dividing the Participant's Account Balance at the time of payment by the number of remaining years over which the Account Balance shall be paid. Notwithstanding the foregoing, if required by Code Section 409A, payment of a Participant's benefit shall be postponed for six months after his or her separation from service and any postponed payments shall be made upon the expiration of the six-month period.

               (b) Further Deferral of Distribution Date. Notwithstanding the provisions of Section 3.6(a) and subject to Code Section 409A, at any time at least 12 months before the date that a distribution would otherwise commence under Section 3.6(a), the Participant may elect on a form provided by the Committee to further defer the date of such distribution and/or change the form of distribution, and such election shall become effective 12 months after the date it is made. Under any such election, the first payment with respect to which such election is made must be deferred for a period of at least five years from the date distribution otherwise would have commenced. Notwithstanding the foregoing, no change


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               in timing or form shall be allowed with respect to distribution of the Participant's Account Balance as a result of his or her death or Disability.

               (c) Withdrawal Upon the Occurrence of an Unforeseeable Emergency. Notwithstanding any election as to the timing or form of distributions pursuant to Sections 3.6(a) or (b), the Participant may apply to the Committee for a lump-sum distribution upon the occurrence of an Unforeseeable Emergency. Amounts distributed in the case of an Unforeseeable Emergency shall not exceed the amount necessary to satisfy such Unforeseeable Emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution. In making the forgoing determination the Committee shall consider the extent to which the Participant's financial hardship resulting from the Unforeseeable Emergency is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of his or her assets (to the extent such liquidation would not itself cause severe financial hardship). The foregoing determinations shall be made in accordance with any applicable Treasury Regulations or other binding guidance issued by the Internal Revenue Service.

               (d) Payment Upon a Change in Control. Notwithstanding any election as to the timing or form of distributions pursuant to Sections 3.6(a) or (b), the Participant shall receive a distribution of his or her Account upon a Change in Control. For this purpose, a Change in Control shall be considered to occur upon the occurrence of one or more of the events in paragraphs
               (i), (ii) or (iii) below, as automatically amended from time to time to the extent necessary to qualify as a permissible distribution event under Code Section 409A. Stock ownership shall be determined in accordance with Notice 2005-1, Q&A-11(c) or any subsequent binding guidance issued by the IRS.

                    (i). Change in Ownership: A change in the ownership of the
                         Company occurs upon the acquisition by any person or persons acting as a group (as defined in Notice 2005-1, Q&A-12(b) or any subsequent binding guidance issued by the IRS) of ownership of the Company's stock that, together with stock held by such person or persons immediately before the acquisition, constitutes more than 50% of either the (A) total fair market value of outstanding shares of the Company's stock (the "Outstanding Stock") or (B) combined voting power of the Company's stock (the "Outstanding Voting Stock"). Notwithstanding the foregoing, the following acquisitions will not constitute a Change in Control:
                         (1) any acquisition of additional Outstanding Stock or Outstanding Voting Stock by any person or persons who are considered to own more than 50% of the Outstanding Stock or Outstanding Voting Stock, (2) any


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                         acquisition directly from the Company, (3) any
                         acquisition by the Company, or (4) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company.

                    (ii). Change in Effective Control: A change in the effective control of the Company occurs if:

                    (A). a majority of the members of the Board of Directors of the Company (the "Board") are replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board immediately before the date of appointment or election, or

                    (B). any one person or more than one person acting as a
                         group (as defined in Notice 2005-1, Q&A-13(d) or any subsequent binding guidance issued by the IRS) acquires, during any 12-month period ending on the date of the most recent acquisition by such person or persons, ownership of 35% or more of the Outstanding Voting Stock, provided that any acquisition of additional Outstanding Voting Stock by any person or persons who are considered to own 35% or more the Outstanding Stock or Outstanding Voting Stock shall not constitute a Change in Control.

                    (iii). Change in Ownership of Substantial Assets: A change in the ownership of a substantial portion of the Company's assets occurs on the date that any person or more than one person acting as a group (as defined in Notice 2005-1, Q&A-14(c) or any subsequent binding guidance issued by the IRS) acquires, during any 12-month period ending on the date of the most recent acquisition by such person or persons, assets from the Company that have a total gross fair market value of at least 40% of the total gross fair market value of the Company's assets immediately before such acquisition or acquisitions. "Gross fair market value" means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

          Notwithstanding the foregoing, a Change in Control does not occur when there is a transfer of assets to an entity that is controlled by the shareholders of the Company immediately after the transfer if the assets are transferred to:

          (A) a shareholder of the Company (immediately before the transfer) in exchange for or with respect to his stock;


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          (B) an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the Company;

          (C) a person or more than one person acting as a group (as defined in Notice 2005-1, Q&A-14(c) or any subsequent binding guidance issued by the IRS) that owns, directly or indirectly, 50% or more of the Outstanding Stock or Outstanding Voting Stock;

          (D) an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by a person described in item (C).

     For purposes of the foregoing, a person's status is determined immediately after the transfer of assets.

4.   ADMINISTRATION:

     The Committee shall administer this Plan. Subject to the provisions of this Plan, the Committee is authorized to interpret this Plan, to promulgate, amend and rescind rules and regulations relating to this Plan and to make all other determinations necessary or advisable for its administration. Interpretation and construction of any provision of this Plan by the Committee shall, unless otherwise determined by the Board of Directors, be final and conclusive. A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee, shall be the acts of the Committee.

5.   INDEMNIFICATION OF COMMITTEE MEMBERS:

     In addition to such other rights of indemnification as they may have, the members of the Committee shall be indemnified by the Company in connection with any claim, action, suit or proceeding relating to any action taken or failure to act under or in connection with this Plan to the full extent provided for under the Company's articles of incorporation or bylaws with respect to indemnification of directors of the Company; provided, however, that within 60 days after receipt of notice of institution of any such claim, action, suit or proceeding the Committee member shall offer the Company in writing the opportunity, at its own cost, to handle and defend such claim, action, suit or proceeding.

6.   MISCELLANEOUS:

     6.1 Assignability: A Participant's rights and interests under the Plan may not be assigned or transferred except in the event of the Participant's death.

     6.2 Effective Date of Plan: This Plan shall be effective on the date the Board of Directors adopts this Plan.

     6.3 Taxes: The Company shall deduct from all payments made under this Plan all applicable taxes required by law to be withheld.

     6.4 Construction: The Plan shall be construed according to the laws of the State of Michigan notwithstanding conflict of law provisions.


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     6.5  Termination, Duration and Amendments to this Plan: This Plan shall continue in effect until abandoned or terminated by the Board of Directors by resolution approved in accordance with the bylaws of the Company. The termination of this Plan shall not affect the validity of any Account Balance that is outstanding on the date of termination. For the purpose of conforming to any changes in applicable law or governmental regulations, or for any other lawful purpose, the Board of Directors shall have the right, without approval of the shareholders of the Company or any Participant, to amend or revise the terms of this Plan or any agreement under this Plan at any time; provided, however, that any such amendment shall be in writing.

     6.6 Unsecured General Creditor: Participants and their beneficiaries, heirs, successors, and assigns shall have no legal or equitable rights, interest, or claims in any property or assets of the Company. The assets of the Company shall not be held under any trust for the benefit of Participants, their beneficiaries, heirs, successors, or assigns, or held in any way as collateral security for the fulfilling of the obligations of the Company under this Plan. Any and all Company assets shall be, and remain, the general, unpledged, unrestricted assets of the Company. The Company's obligation under the Plan shall be an unfunded and unsecured promise of the Company to pay money in the future.

     6.7 Lawsuits, Jurisdiction, and Venue: Any lawsuit claiming entitlement to benefits under this Plan must be initiated no later than one year after the event(s) giving rise to the claim occurred. Any legal action involving benefits claimed or legal obligations relating to or arising under this Plan may be filed only in Wayne County, Michigan.

     6.8 No Further Right to Continue as a Director: Nothing contained in this Plan, nor any action taken by the Committee under this Plan, shall confer upon any Participant any right to continue in office as a director of the Company.

     6.9 Nature of Interest and Source of Payment: The Plan, the Deferred Compensation Agreement and the crediting of Accounts thereunder shall not constitute a trust or a funded arrangement of any sort and shall be merely for the purpose of recording an unsecured contractual obligation of the Company with respect to the Participant and/or any person claiming by or through him. Cash benefits payable under the Deferred Compensation Agreement may be provided from the general assets of the Company.

     6.10 Headings: The headings of the Plan are inserted for convenience of reference only and shall have no effect upon the meaning of the provisions hereof.

     6.11 Severability: The provisions of the Plan are severable. If any provision of the Plan is deemed legally or factually invalid or unenforceable to any extent or in any application, the remainder of the provisions of the Plan, except to such extent or in such application, shall not be affected, and every provision of the Plan shall be valid and enforceable to the fullest extent and in the broadest application permitted by law.

     6.12 Entire Agreement/Amendment: This document and the related election forms shall constitute the entire agreement between the parties, and no oral modifications or modifications not made in accordance without the written consent of the parties shall be effective.


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          Adopted by the Board of Directors on May 5, 2006.


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                                   APPENDIX A

                              COMPUWARE CORPORATION
                FORM OF DIRECTOR DEFERRED COMPENSATION AGREEMENT

     THIS AGREEMENT dated ________________, is between COMPUWARE CORPORATION ("the Company") and ______________________ (the "Director"). The Company designates the Director as a Participant in the Company's 2005 Non-Employee Directors Deferred Compensation Plan (the "Plan"), which is incorporated into this Agreement.

The Company and the Director agree as follows:

Compensation Deferral Election

     The Director irrevocably elects to defer receipt of $_______________ or __________% per year of his or her Compensation from the Company to be earned commencing January 1, 2007. Of the amount deferred, __% shall be irrevocably allocated to cash and __% shall be irrevocably allocated to Deferred Compensation Stock Units, the Fair Market Value of which shall be determined as of the date on which the Compensation otherwise would have been payable. Note:
This election will apply to your Compensation earned during 2007 and in successive years unless you elect to change this deferral election as provided in the Plan.

     The Company believes, but does not guarantee, that a deferral election made in accordance with the terms of the Plan is effective to defer the receipt of taxable income. The Director has been advised to consult with his or her attorney or accountant familiar with the federal and state tax laws regarding the tax implications of this Deferred Compensation Agreement and the Plan.

     IN WITNESS WHEREOF, the parties have entered into this Agreement on the day first written above.

                                        COMPUWARE CORPORATION


                                        By
                                           -------------------------------------


                                        DIRECTOR


                                        By
                                           -------------------------------------


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                                   APPENDIX B

                              COMPUWARE CORPORATION
     FORM OF DIRECTOR DEFERRED COMPENSATION DISTRIBUTION ELECTION AGREEMENT

     THIS AGREEMENT dated ________________, is between COMPUWARE CORPORATION ("the Company") and ______________________ (the "Director"). Director is a Participant in the Company's 2005 Non-Employee Directors Deferred Compensation Plan (the "Plan"), which is incorporated into this Agreement.

     The Company and the Director agree to the following distribution of Director's Account Balance under the Plan:

     1. The Director elects the following form of distribution of his or her Account Balance:

          ____ A. Lump-sum payment of cash.

          ____ B. Quarterly installment payments (estimated to be level payments) over a period of ________ years (not to exceed 15 years).

          ____ C. As set forth in Exhibit A (alternative distribution plan not to exceed 15 years).

     2. The Director elects the following distribution beginning date:

          ____ A. January 1 of the year following separation from service.

          ____ B. The later of age 55 or separation from service.

          ____ C. The later of age 65 or separation from service.

          ____ D. The later of ____________ (date) or separation from service

     3. If the Director dies before his or her distributions from the Plan begin, the Company will pay the Director's designated beneficiary the Account Balance as a (choose one) as soon as practicable after the Director's death:

          ____ A. Lump-sum payment of cash.

          ____ B. Quarterly installment payments over a period of _______ years (not to exceed 15 years).

          ____ C. As set forth in Exhibit A (alternative distribution plan not to exceed 15 years).

     4. If the Director dies after installment payments have begun, the Company will pay the Director's designated beneficiary (choose one):

          ____ A. Lump sum payment of cash representing the remaining Account Balance, as soon as practicable after the Director's death.

          ____ B. The remaining installment payments, if any.

          IN WITNESS WHEREOF, the parties have entered into this Agreement on the day first written above.


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COMPUWARE CORPORATION                   DIRECTOR


By                                      By
   ----------------------------------      -------------------------------------


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